As filed with the Securities and Exchange Commission on
                                  February 24, 2003

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15 (d) of the
                     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):February 20, 2003

                           KNOWLEDGEMAX, INC.

          (Exact name of registrant as specified in its charter)


         Delaware                      0-29974                52-2151837
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)


     7900 Westpark Drive, Suite T-300
            McLean, Virginia                        22102
  (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code: (703) 893-1800

                          ---------------------

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KNOWLEDGEMAX, INC.
INDEX
Information to be Included in the Report	              Page


Item 5.		Other Events					3


Signatures							3



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Item 5. Other Events
As discussed in the Form 8K filed with the Securities and Exchange Commission on February 13, 2003, Knowledgemax, Inc. (the "Company") on February 3, 2003, received a notification from its principal secured creditor, CrossHill Georgetown Capital ("Crosshill") that it was in default of the loan agreement dated July 29, 2002, as amended thereafter (the "Loan Agreement).

On February 4, 2003, the Company entered into a forbearance agreement with Crosshill, which increased the maximum principal amount of the secured debt from $1,000,000 to $1,150,000. The Company fully utilized those funds to satisfy a portion of then existing debts and obligations, including payroll and critical vendors. The Company is in default under the forbearance agreement.

On February 20, 2003 Crosshill notified the Company that it intends to proceed with the exercise of its rights and remedies under the Uniform Commercial Code. Crosshill also demanded the immediate payment in full of all sums owing under the Loan Agreement with the Company, and foreclosed on the assets of the Company.

In connection with the foreclosure, the Board of Directors hired an independent accounting and valuation firm to appraise the fair market value of the assets of the Company. The appraisers reported a value of $300,000, using several financial valuation approaches, which was substantially below the debts owed the secured creditor, of $1,175,000. Therefore on February 20, 2003, the Board of Directors for the Company met and approved the foreclosure by Crosshill.

As a result of the foreclosure of the Company assets, and as there is no ability of the Company to satisfy the debts, with liabilities far in excess of any assets now foreclosed, the Company ceased all operations on February 20, 2003. All employees were terminated on that date. Notifications are being mailed to creditors. The Company has taken steps to cease operations, and will conclude any mandatory filings effective immediately.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					KNOWLEDGEMAX, INC.
					(Registrant)


Dated: February 24, 2003		--------------------------
                                        By:  /s/ E. Linwood Pearce
					E. Linwood Pearce
                                        Chairman and Chief
                                        Executive Officer


                          Page 3

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